SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 19, 2024

FORRESTER RESEARCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21433	04-2797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

60 Acorn Park Drive

Cambridge, Massachusetts 02140

(Address of principal executive offices, including zip code)

(617) 613-6000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $.01 Par Value	FORR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2024, the Board of Directors of Forrester Research, Inc. (the “Company”) elected Robert Bennett to the Company’s Board of Directors, effective July 22, 2024. The Company has not yet determined the committee(s) on which Mr. Bennett will serve. On July 22, 2024, the Company issued a press release announcing the election of Mr. Bennett to the Company’s Board of Directors. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated July 22, 2024 issued by Forrester Research, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORRESTER RESEARCH, INC.

By	/s/ Ryan D. Darrah
Name: Ryan D. Darrah
Title: Chief Legal Officer

Date: July 22, 2024